Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in CNO Financial Group, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 11, 2017